EXHIBIT 21.1

The following is a list of our significant subsidiaries:


                  Company                              Country of
                  -------                              Incorporation
                                                       -------------

                  Orthofix Inc.                        United States
                  Orthofix S.r.l.                      Italy
                  D.M.O. S.r.l.                        Italy
                  Novamedix Services Limited           U.K.
                  Orthosonics Limited                  U.K.
                  Intavent Orthofix Limited            U.K.
                  Orthofix Limited                     U.K.
                  Novamedix Distribution Limited       Cyprus
                  Inter Medical Supplies Limited       Cyprus
                  Inter Medical Supplies Limited       Seychelles
                  Orthofix AG                          Switzerland
                  Orthofix GmbH                        Germany
                  Orthofix International B.V.          Holland
                  Orthofix do Brasil                   Brazil
                  Orthofix S.A.                        France
                  Promeca S.A. de C.V.                 Mexico